Exhibit 10.24
FIRST AMENDMENT TO THE SHARED SERVICES AGREEMENT
Between
GENWORTH FINANCIAL, INC. AND ENACT HOLDINGS, INC.
This amendment (the “Amendment”), dated as of February 24, 2023, is made by Genworth Financial, Inc. (“Genworth”) and Enact Holdings, Inc. (the “Company”) (collectively the “Parties”) to the Shared Services Agreement dated August 4, 2021 (the “Agreement”).
WHEREAS, the Parties desire to amend the Agreement to revise the “Genworth Charges Cap” of the Overhead Allocation Service Charges under Section 5.01(d) of the Agreement.
NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby amend the Agreement as follows:
1.Amendment to Section 5.01(d) of the Agreement. Section 5.01(d) is amended and restated in its entirety to read as follows:

Notwithstanding Section 5.01(a) and the Service Charges set forth in Schedule A, in no event will the portion of the Service Charge attributable to Overhead Allocation Service Charges payable by Company to Genworth exceed the amounts set forth in the following table (the, “Genworth Charges Cap”) for the applicable calendar year:

Year	Genworth Charges Cap
2021 (full year)	$36 million
2022	$25 million
2023	$15 million
2024	$12.5 million
2025	$10 million

2.Effective Date. The amendments set forth herein shall be effective beginning January 1, 2023.

3.Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. Except as amended by this Amendment, the Agreement shall continue in full force and effect.

4.Counterparts.  This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed on the date first written above by their respective duly authorized officers.

GENWORTH FINANCIAL, INC.                ENACT HOLDINGS, INC.

By: _/s/ Thomas J. McInerney______            By:___/s/ Rohit Gupta________
    Name: Thomas J. McInerney                    Name:     Rohit Gupta
    Title:     President and CEO                    Title:     President and CEO